Exhibit (e)(1)

                              AMENDED AND RESTATED
                        DISTRIBUTION SERVICES AGREEMENT

      AGREEMENT made as of September 2, 2003 between THE ALLIANCEBERNSTEIN PORTFOLIOS (formerly The Alliance Portfolios), a Massachusetts business trust (the "Trust"), on behalf of each of its portfolio series (including, without limitation, AllianceBernstein Wealth Appreciation Strategy, AllianceBernstein Balanced Wealth Strategy, AllianceBernstein Wealth Preservation Strategy, AllianceBernstein Tax-Managed Wealth Appreciation Strategy, AllianceBernstein Tax-Managed Balanced Wealth Strategy, AllianceBernstein Tax-Managed Wealth Preservation Strategy, and AllianceBernstein Growth Fund) (each, a "Fund"), and ALLIANCEBERNSTEIN INVESTMENT RESEARCH AND MANAGEMENT, INC. (formerly Alliance Fund Distributors, Inc.), a Delaware corporation (the "Underwriter").

                                   WITNESSETH

      WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), as an open-end management investment company and it is in the interest of the Trust to offer its shares for sale continuously;

      WHEREAS, the Underwriter is a securities firm engaged in the business of selling shares of investment companies either directly to purchasers or through other securities dealers;

      WHEREAS, the Trust and the Underwriter wish to enter into an agreement with each other with respect to the continuous offering of the Trust's shares in order to promote the growth of the Trust and facilitate the distribution of its shares;

      NOW, THEREFORE, the parties agree as follows:

      SECTION 1. Appointment of Underwriter. The Trust hereby appoints the Underwriter as the principal underwriter and distributor of the Trust to sell the public its Class A shares, Class B shares, Class C shares, Advisor Class shares, and shares of such other class or classes as the Trust and the Underwriter shall from time to time mutually agree shall become subject to the Agreement ("New shares"), (the Class A shares, Class B shares, Class C shares, Advisor Class shares, and New shares shall be collectively referred to herein as the "shares") and hereby agrees during the term of this Agreement to sell shares to the Underwriter upon the terms and conditions set forth herein.

      SECTION 2. Exclusive Nature of Duties. The Underwriter shall be the exclusive representative of the Trust to act as principal underwriter and distributor except that the rights given under this Agreement to the Underwriter shall not apply to shares issued in connection with (a) the merger or consolidation of any other investment company with a Fund, (b) a Fund's acquisition by purchase or otherwise of all or substantially all of the assets or shares of any other investment company or (c) the reinvestment in shares by a Fund's shareholders of dividends or other distributions.

      SECTION 3. Purchase of Shares from the Trust.

      (a) The Underwriter shall have the right to buy from the Trust the shares needed to fill unconditional orders for shares of the Trust placed with the Underwriter by investors or securities dealers, depository institutions or other financial intermediaries acting as agent for their customers. The price which the Underwriter shall pay for the shares so purchased from the Trust shall be the net asset value, determined as set forth in Section 3(d) hereof, used in determining the public offering price on which such orders are based.

      (b) The shares are to be resold by the Underwriter to investors at a public offering price, as set forth in Section 3(c) hereof, or to securities dealers, depository institutions or other financial intermediaries acting as agent for their customers having agreements with the Underwriter upon the terms and conditions set forth in Section 8 hereof.

      (c) The public offering price of the shares, i.e., the price per share at which the Underwriter or selected dealers or selected agents (each as defined in Section 8(a) below) may sell shares to the public, shall be the public offering price determined in accordance with the then current Prospectus and Statement of Additional Information of the Trust (the "Prospectus" and "Statement of Additional Information," respectively) under the Securities Act of 1933, as amended (the "Securities Act"), relating to such shares, but not to exceed the net asset value at which the Underwriter is to purchase such shares, plus, in the case of Class A shares, a front-end sales charge equal to a specified percentage or percentages of the public offering price of the Class A shares as set forth in the Prospectus. Class A shares may be sold without such a sales charge to certain classes of persons or in connection with certain types of transactions as from time to time to set forth in the Prospectus and Statement of Additional Information. All payments to the Trust hereunder shall be made in the manner set forth in Section 3(f) hereof.

      (d) The net asset value of shares of the Trust shall be determined by the Trust, or any agent of the Trust, as of the close of regular trading on the New York Stock Exchange on each business day in accordance with the method set forth in the Prospectus and Statement of Additional Information and guidelines established by the Trustees of the Trust.

      (e) The Trust reserves the right to suspend the offering of its shares at any time in the absolute discretion of its Trustees.

      (f) The Trust, or any agent of the Trust designated in writing to the Underwriter by the Trust, shall be promptly advised by the Underwriter of all purchase orders for shares received by the Underwriter. Any order may be rejected by the Trust. The Trust (or its agent) will confirm orders upon their receipt, will make appropriate book entries and upon receipt by the Trust (or its agent) of payment thereof, will deliver deposit receipts or certificates for such shares pursuant to the instructions of the Underwriter. Payment shall be made to the Trust in New York Clearing House funds. The Underwriter agrees to cause such payment and such instructions to be delivered promptly to the Trust (or its agent).

      SECTION 4. Repurchase or Redemption of Shares by the Trust.

      (a) Any of the outstanding shares may be tendered for redemption at any time, and the Trust agrees to redeem or repurchase the shares so tendered in accordance with its obligations as set forth in Section 2 of Article VI of its Agreement and Declaration of Trust and in accordance with the applicable provisions set forth in the Prospectus and Statement of Additional Information. The price to be paid to redeem or repurchase the shares shall be equal to the net asset value calculated in accordance with the provisions of Section 3(d) hereof, less any applicable sales charge. All payments by the Trust hereunder shall be made in the manner set forth below. The redemption or repurchase by the Trust of any of the Class A shares purchased by or through the Underwriter will not effect the sales charge secured by the Underwriter or any selected dealer or compensation paid to any selected agent (unless such selected dealer or selected agent has otherwise agreed with the Underwriter), in the course of the original sale, regardless of the length of the time period between the purchase by an investor and his tendering for redemption or repurchase.

      The Trust (or its agent) shall pay the total amount of the redemption price and, except as may be otherwise required by the Rules of Fair Practice of the National Association of Securities Dealers, Inc. (the "NASD") and any interpretations thereof ("NASD rules and interpretations"), the deferred sales charges, if any, as defined in the above paragraph, pursuant to the instructions of the Underwriter in New York Clearing House funds on or before the seventh business day subsequent to its having received the notice of redemption in proper form.

      (b) Redemption of shares of a Fund or payment by a Fund may be suspended at times when the New York Stock Exchange is closed, when trading thereon is closed, when trading thereon is restricted, when an emergency exists as a result of which disposal by such Fund of securities owned by it is not reasonably practicable or it is not reasonably practicable for the Trust fairly to determine the value of such Fund's net assets, or during any other period when the Securities and Exchange Commission, by order, so permits.

      SECTION 5. Distribution Services Fees and Service Fees.

      (a) For its services as distributor of a Fund's Class A shares, the Distributor shall also receive from the Fund a service fee and a distribution services fee at the annual rates of .25% and .5%, respectively, of a Fund's average daily net assets attributable to its Class A shares, subject to the terms and conditions set forth in the Distribution Plan attached as Exhibit A hereto, as amended from time to time. For its services as distributor of a Fund's Class B shares, the Distributor shall also receive from the Fund a service fee and a distribution services fee at the annual rates of .25% and ..75%, respectively, of a Fund's average daily net assets attributable to its Class B shares, subject to the other terms and conditions set forth in the Distribution Plan attached as Exhibit B hereto, as amended from time to time. For its services as distributor of a Fund's Class C shares, the Distributor shall receive from the Fund a service fee and a distribution services fee at the annual rates of .25% and .75%, respectively, of a Fund's average daily net assets attributable to its Class C shares, subject to the other terms and conditions set forth in the Distribution Plan attached as Exhibit C hereto, as amended from time to time. The respective service fees and distribution services fees applicable to a Fund's Class A shares, Class B shares and Class C shares shall be accrued daily and paid monthly.

      SECTION 6. Duties of the Trust.

      (a) The Trust shall furnish to the Underwriter copies of all information, financial statements and other papers that the Underwriter may reasonably request for use in connection with the distribution of shares of the Trust, and this shall include one certified copy, upon request by the Underwriter, of all financial statements prepared for the Trust by independent public accountants. The Trust shall make available to the Underwriter such number of copies of the Prospectus as the Underwriter shall reasonably request.

      (b) The Trust shall register the shares under the Securities Act, to the end that there will be available for sale such number of shares of each Fund as the Underwriter reasonably may be expected to sell.

      (c) The Trust shall use its best efforts to qualify and maintain the qualification of an appropriate number of shares of each Fund under the securities laws of such states of the United States or other jurisdictions as the Underwriter and the Trust may approve. Any such qualification may be withheld, terminated or withdrawn by the Trust at any time in its discretion. As provided in Section 9(b) hereof, the expense of qualification and maintenance of qualification shall be borne by the Trust. The Underwriter shall furnish such information and other material relating to its affairs and activities as may be required by the Trust in connection with such qualification.

      (d) The Trust will furnish, in reasonable quantities upon request by the Underwriter, copies of annual and interim reports of the Trust.

      SECTION 7. Duties of the Underwriter.

      (a) The Underwriter shall devote reasonable time and effort to effect sales of shares of the Trust, but shall not be obligated to sell any specific number of shares. The services of the Underwriter to the Trust hereunder are not to be deemed exclusive and nothing in this Agreement shall prevent the Underwriter from entering into like arrangements with other investment companies so long as the performance of its obligations hereunder is not impaired thereby.

      (b) In selling shares of the Trust, the Underwriter shall use its best efforts in all material respects duly to conform with the requirements of all federal and state laws relating to the sale of such securities. Neither the Underwriter, any selected dealer, any selected agent nor any other person is authorized by the Trust to give any information or to make any representations, other than those contained in the Trust's Registration Statement (the "Registration Statement"), as amended from time to time, under the Securities Act and the Investment Company Act or the Prospectus and Statement of Additional Information or any sales literature specifically approved in writing by the Trust.

      (c) The Underwriter shall adopt and follow procedures, as approved by the officers of the Trust, for the confirmation of sales to investors and selected dealers, the collection of amounts payable by investors and selected dealers on such sales, and the cancellation of unsettled transactions, as may be necessary to comply with the requirements of the NASD, as such requirements may from time to time exist.

      SECTION 8. Selected Dealer and Agent Agreements.

      (a) The Underwriter shall have the right to enter into selected dealer agreements with securities dealers of its choice ("selected dealers") and selected agent agreements with depository institutions and other financial intermediaries of its choice ("selected agents") for the sale of shares and fix therein the portion of the sales charge that may be allocated to the selected dealers and selected agents; provided, that the Trust shall approve the forms of agreements with selected dealers and selected agents and the selected dealer and selected agent compensation set forth therein and shall evidence such approval by filing said forms and amendments thereto as exhibits to its Registration Statement. Shares sold to selected dealers or through selected agents shall be for resale by such selected dealers and selected agents only at the public offering price set forth in the Prospectus and Statement of Additional Information.

      (b) Within the United States, the Underwriter shall offer and sell shares only to such selected dealers as are members in good standing of the NASD.

      SECTION 9. Payment of Expenses.

      (a) The Trust shall bear all costs and expenses of the Trust, including fees and disbursements of its counsel and auditors, in connection with the preparation and filing of its Registration Statement and Prospectus and Statement of Additional Information, and all amendments and supplements thereto, and preparing and mailing annual and interim reports and proxy materials to shareholders (including but not limited to the expense of setting in type any such registration statements, prospectuses, annual or interim reports or proxy materials).

      (b) The Trust shall bear the cost of expenses of qualification of shares for sale, and, if necessary or advisable in connection therewith, of qualifying the Trust as an issuer or as a broker or dealer, in such states of the United States or other jurisdictions as shall be selected by the Trust and the Underwriter pursuant to Section 6(c) hereof and the cost and expenses payable to each such state or jurisdiction for continuing qualification therein until the Trust decides to discontinue such qualification pursuant to Section 6(c) hereof.

      SECTION 10. Indemnification.

      (a) The Trust agrees to indemnify, defend and hold the Underwriter, and any person who controls the Underwriter within the meaning of Section 15 of the Securities Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Underwriter or any such controlling person may incur, under the Securities Act, or under common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in the Trust's Registration Statement, Prospectus or Statement of Additional Information in effect from time to time under the Securities Act or arising out of or based upon any alleged omission to state a material fact required to be stated in any one thereof or necessary to make the statements in any one thereof not misleading; provided, however, that in no event shall anything herein contained be so construed as to protect the Underwriter against any liability to the Trust or its security holders to which the Underwriter would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of the Underwriter's reckless disregard of its obligations and duties under this Agreement. The Trust's agreement to indemnify the Underwriter and any such controlling person as aforesaid is expressly conditioned upon the Trust's being notified of the commencement of any action brought against the Underwriter or any such controlling person, such notification to be given by letter or by telegram addressed to the Trust at its principal office in New York, New York, and sent to the Trust by the person against whom such action is brought within ten days after the summons or other first legal process shall have been served. The failure to so notify the Trust of the commencement of any such action shall not relieve the Trust from any liability which it may have to the person against whom such action is brought by reason of any such alleged untrue statement or omission otherwise than on account of the indemnity agreement contained in this Section 10. The Trust will be entitled to assume the defense of any suit brought to enforce any such claim, and to retain counsel of good standing chosen by the Trust and approved by the Underwriter. In the event the Trust does not elect to assume the defense of any such suit and retain counsel of good standing approved by the Underwriter, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them, but in case the Trust does not elect to assume the defense of any such suit, or in case the Underwriter does not approve of counsel chosen by the Trust, the Trust will reimburse the Underwriter or the controlling person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by the Underwriter or such persons. The indemnification agreement contained in this Section 10 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriter or any controlling person and shall survive the sale of any of the Trust's shares made pursuant to subscriptions obtained by the Underwriter. This agreement of indemnity will inure exclusively to the benefit of the Underwriter, to the benefit of its successors and assigns, and to the benefit of any controlling persons and their successors and assigns. The Trust agrees promptly to notify the Underwriter of the commencement of any litigation or proceeding against the Trust in connection with the issue and sale of any of its shares.

      (b) The Underwriter agrees to indemnify, defend and hold the Trust, its several officers and Trustees, and any person who controls the Trust within the meaning of Section 15 of the Securities Act, free and harmless from and against any and all claims, demands, liabilities, and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Trust, its officers or Trustees, or any such controlling person may incur under the Securities Act or under common law or otherwise, but only to the extent that such liability or expense incurred by the Trust, its officers, Trustees or such controlling person resulting from such claims or demands shall arise out of or be based upon any alleged untrue statement of a material fact contained in information furnished in writing by the Underwriter or any affiliate thereof to the Trust for use in its Registration Statement, Prospectus or Statement of Additional Information in effect from time to time under the Securities Act, or shall arise out of or be based upon any alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement, Prospectus or Statement of Additional Information or necessary to make such information not misleading. The Underwriter's agreement to indemnify the Trust, its officers and Trustees, and any such controlling person as aforesaid is expressly conditioned upon the Underwriter being notified of the commencement of any action brought against the Trust, its officers or Trustees or any such controlling person, such notification to be given by letter or telegram addressed to the Underwriter at its principal office in New York, and sent to the Underwriter by the person against whom such action is brought, within ten days after the summons or other first legal process shall have been served. The failure so to notify the Underwriter of the commencement of any such action shall not relieve the Underwriter from any liability which it may have to the Trust, to its officers and Trustees, or to such controlling person by reason of any such untrue statement or omission on the part of the Underwriter otherwise than on account of the indemnity agreement contained in this Section 10. The Underwriter shall have a right to control the defense of such action, with counsel of good standing of its own choosing, satisfactory to the Trust, if such action is based solely upon such alleged misstatement or omission on its part, and in any other event the Underwriter and the Trust, and their officers and directors and Trustees, and such controlling person shall each have the right to participate in the defense or preparation of the defense of any such action. The indemnification agreement contained in this Section 10 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Trust, its several officers and Trustees or any controlling person and shall survive the sale of any of the Trust's shares made pursuant to subscriptions obtained by the Underwriter. This agreement of indemnity will inure exclusively to the benefit of the Trust, to the benefit of its successors and assigns, and to the benefit of any of the Trust's officers, Trustees or controlling persons and their successors and assigns. The Underwriter agrees promptly to notify the Trust of the commencement of any litigation or proceeding against the Underwriter in connection with the issue and sale of any of the Trust's shares.

      SECTION 11. Notification by the Trust.

      The Trust agrees to advise the Underwriter immediately:

      (a) of any request by the Securities and Exchange Commission for amendments to the Trust's Registration Statement, Prospectus or Statement of Additional Information or for additional information,

      (b) in the event of the issuance by the Securities and Exchange Commission of any stop order suspending the effectiveness of the Trust's Registration Statement, Prospectus or Statement of Additional Information or the initiation of any proceeding for that purpose,

      (c) of the happening of any material event which makes untrue any statement made in the Trust's Registration Statement, Prospectus or Statement of Additional Information or which requires the making of a change in any one thereof in order to make the statements therein not misleading, and

      (d) of all actions of the Securities and Exchange Commission with respect to any amendments to the Trust's Registration Statement, Prospectus or Statement of Additional Information which may from time to time be filed with the Securities and Exchange commission under the Securities Act.

      SECTION 12. Term of Agreement.

      (a) This Agreement shall become effective on the date hereof and shall continue in effect until two years from the date of its execution, and thereafter for successive twelve-month periods with respect to each class and Fund; provided, however, that such continuance is specifically approved at least annually by the Trustees of the Trust or by vote of the holders of a majority of the outstanding voting securities (as defined in the Investment Company Act) of that class or Fund, and, in either case, by a majority of the Trustees of the Trust who are not parties to this Agreement or interested persons, as defined in the Investment Company Act, of any such party (other than as Trustees of the Trust) and who have no direct or indirect financial interest in the operation of the Distribution Plans referred to in Section 5 or any agreement related thereto; provided further, however, that if the continuation of this Agreement is not approved as to any class or Fund, the Underwriter may continue to render to such class or Fund the services described herein in the manner and to the extent permitted by the Investment Company Act and the rules and regulations thereunder. Upon effectiveness of this Agreement, it shall supersede all previous agreements between the parties hereto covering the subject matter hereof. This Agreement may be terminated (i) by the Trust with respect to any class or Fund at any time, without the payment of any penalty, by the vote of a majority of the outstanding voting securities (as so defined) of such class or Fund, or by a vote of a majority of the Trustees of the Trust who are not interested persons, as defined in the Investment Company Act, of the Trust (other than as Trustees of the Trust) and have no direct or indirect financial interest in the operation of the Distribution Plans referred to in Section 5 or any agreement related thereto, in any such event on sixty days' written notice to the Underwriter, or (ii) by the Underwriter with respect to any class or Fund on sixty days' written notice to the Trust.

      (b) This Agreement may be amended at any time with the approval of the Trustees of the Trust, provided that any material amendments of the terms hereof will become effective only upon approval as provided in the first proviso of the first sentence of Section 12(a) hereof.

      SECTION 13. No Assignment. This Agreement may not be transferred, assigned, sold or in any manner hypothecated or pledged by either party hereto and this Agreement shall terminate automatically in the event of any such transfer, assignment, sale, hypothecation or pledge. The terms "transfer", "assignment", and "sale" as used in this paragraph shall have the meanings ascribed thereto by governing law and any interpretation thereof contained in rules or regulations promulgated by the Securities and Exchange Commission thereunder.

      SECTION 14. Notices. Any notice required or permitted to be given hereunder by either party to the other shall be deemed sufficiently given if sent by registered mail, postage prepaid, addressed by the party giving such notice to the other party at the last address furnished by such other party to the party giving notice, and unless and until changed pursuant to the foregoing provisions hereof addressed to the Trust or the Underwriter.

      SECTION 15. Governing Law. The provisions of this Agreement shall be, to the extent applicable, construed and interpreted in accordance with the laws of the State of New York.

      SECTION 16. Notice. A copy of the Agreement and Declaration of Trust of the Trust is on file with the Secretary of State of The Commonwealth of Massachusetts and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees and not individually, and that the obligations of or arising out of this instrument are not binding upon any of the Trustees or shareholders individually but are binding only upon the assets and property of each of the respective Funds.

      SECTION 17. Separate Agreements. The Trust, on behalf of each Fund, shall be deemed to have entered into a wholly separate Agreement relating exclusively to each such Fund. Any amendment to or termination of this Agreement explicitly relating to one or more Funds shall have no affect on, and shall not be considered to amend or terminate this Agreement with respect to, any other Fund.

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


      IN WITNESS WHEREOF, the parties have executed this Amended and Restated Distribution Services Agreement as of the date first set forth above.

                                        THE ALLIANCEBERNSTEIN PORTFOLIOS


                                        /s/ John D. Carifa
                                        -----------------------------
                                        By:    John D. Carifa
                                        Title: Chairman and President


                                        ALLIANCEBERNSTEIN INVESTMENT
                                        RESEARCH AND MANAGEMENT, INC.

                                        /s/ Andrew L. Gangolf
                                        -----------------------------
                                        By:    Andrew L. Gangolf
                                        Title: Senior Vice President and
                                               Assistant General Counsel

                                                                       Exhibit A

                                   "CLASS A"
                        DISTRIBUTION AND SERVICING PLAN

      WHEREAS, THE EQUITABLE FUNDS, a Massachusetts business trust (the "Trust"), adopted a plan dated September 4, 1990 concerning the distribution of the Trust's Class A shares (the "Plan"); and

      WHEREAS, the Trust's Board of Trustees believes that it is appropriate to amend and restate the Plan in light of recent changes to the Rules of Fair Practice of the National Association of Securities Dealers, Inc. (the "NASD Rules");

      NOW THEREFORE, in consideration of the foregoing, the Plan is hereby amended and restated as of July 31, 1993 as follows:

      Section 1. The Trust will pay to the entity serving as principal underwriter of the Trust's shares (the "Distributor") a fee (the "Distribution Services Fee") for services rendered and expenses borne by the Distributor in connection with the distribution of the Class A shares of the Trust and another fee (the "Service Fee") in connection with personal services rendered to Class A shareholders of the Trust and/or maintenance of Class A shareholder accounts. The Distribution Services Fee shall be paid at an annual rate with respect to each portfolio of the Trust represented by a separate series of shares (a "Fund") not to exceed 0.50 of 1.00% of the average daily net assets attributable to the Fund's Class A shares, and the Service Fee shall be paid at an annual rate not to exceed 0.25 of 1.00% of the Fund's average daily net assets attributable to Class A shares; provided, however, that the Distribution Services Fee shall at no time exceed the limits imposed by the NASD Rules or other applicable regulations; and provided further, however, that the Distribution Services Fee and the Service Fee shall not, in the aggregate, exceed an annual rate of .50 of 1.00% of the Fund's average daily net assets attributable to Class A shares. Subject to such limits and subject to the provisions of Section 9 hereof, the Distribution Services Fee and Service Fee shall be as approved from time to time by (a) the Trustees of the Trust and (b) the Independent Trustees of the Trust and may be paid in respect of services rendered and expenses borne in the past in connection with the Fund's Class A shares as to which, due to such limitations, no Distribution Services Fee or Service Fee was paid. If at any time this Plan shall not be in effect with respect to the Class A shares of all Funds of the Trust, the Distribution Services Fee and Service Fee shall be computed on the basis of the net assets of the Class A shares of those Funds for which the Plan is in effect. The Distribution Services Fee and Service Fee shall be accrued daily and paid monthly or at such other intervals as the Trustees shall determine.

      Section 2. The Distribution Services Fee may be spent by the Distributor on any activities or expenses primarily intended to result in the sale of Class A shares of the Trust, including, but not limited to, compensation of employees of the Distributor, expenses (including overhead and telephone expenses) of employees of the Distributor who engage in the distribution of Class A shares, printing of prospectuses and reports for other than existing Class A shareholders, advertising and preparation, printing and distribution of sales literature.

      The Service Fee may be used by the Distributor for personal service and/or the maintenance of shareholder accounts within the meaning of the NASD Rules.

      The Trust's investment adviser may make payments from time to time from its own resources for the purposes described in this Section 2.

      Section 3. This Plan shall not take effect with respect to the Class A shares of any Fund of the Trust until it has been approved by a vote of at least a majority of the outstanding voting securities representing the Class A shares of that Fund. This Plan shall be deemed to have been effectively approved with respect to the Class A shares of any Fund if a majority of the outstanding voting securities representing the Class A shares of that Fund votes for the approval of this Plan, notwithstanding that this Plan has not been approved by a majority of the outstanding voting securities representing the Class A shares of any other Fund or that this Plan has not been approved by a majority of the outstanding voting securities representing the Class A shares of the Trust.

      Section 4. This Plan shall not take effect until it has been approved, together with any related agreements, by votes of the majority (or whatever greater percentage may, from time to time, be required by Section 12(b) of the Investment Company Act of 1940 (the "Act") or the rules and regulations thereunder) of both (a) the Trustees of the Trust, and (b) the Independent Trustees of the Trust cast in person at a meeting called for the purpose of voting on this Plan or such agreement.

      Section 5. This Plan shall continue in effect for a period of more than one year after it takes effect only so long as such continuance is specifically approved at least annually in the manner provided for approval of this Plan in
Section 4.

      Section 6. Any person authorized to direct the disposition of monies paid or payable by the Class A shares of the Trust pursuant to this Plan or any related agreement shall provide to the Trustees of the Trust, and the Trustees shall review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

      Section 7. This Plan may be terminated at any time with respect to the Class A shares of any Fund by vote of a majority of the Independent Trustees, or by vote of a majority of the outstanding voting securities representing the Class A shares of that Fund.

      Section 8. All agreements with any person relating to implementation of this Plan with respect to the Class A shares of any Fund shall be in writing, and any agreement related to this Plan with respect to the Class A shares of any Fund shall provide:

      A. That such agreement may be terminated at any time, without payment of any penalty, by vote of a majority of the Independent Trustees or by vote of a majority of the outstanding voting securities representing the Class A shares of such Fund, on not more than 60 days' written notice to any other party to the agreement; and

      B. That such agreement shall terminate automatically in the event of its assignment.

      Section 9. This Plan may not be amended to increase materially the amount of the aggregate fee permitted pursuant to Section 1 hereof without approval in the manner provided in Section 3 hereof, and all material amendments to this Plan shall be approved in the manner provided for approval of this Plan in
Section 4.

      Section 10. As used in this Plan, (a) the term "Independent Trustees" shall mean those Trustees of the Trust who are not interested persons of the Trust, and have no direct or indirect financial interest in the operation of this Plan or any agreements related to it, and (b) the terms "assignment", "interested person" and "majority of the outstanding voting securities" shall have the respective meanings specified in the Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the Securities and Exchange Commission.

                                                                       Exhibit B

                                    "CLASSB"
                        DISTRIBUTION AND SERVICING PLAN

      WHEREAS, THE EQUITABLE FUNDS, a Massachusetts business trust (the "Trust"), adopted a plan dated November 1, 1988 concerning the distribution of its existing shares (the "Plan"); and

      WHEREAS, the Trust's Board of Trustees believes that it is appropriate to amend and restate the Plan in light of recent changes to the Rules of Fair Practice of the National Association of Securities Dealers, Inc. (the "NASD Rules");

      NOW THEREFORE, in consideration of the foregoing, the Plan is hereby amended and restated as of July 31, 1993 as follows:

      Section 1. The Trust will pay to the entity serving as principal underwriter of the Trust's shares (the "Distributor") a fee (the "Distribution Services Fee") for services rendered and expenses borne by the Distributor in connection with the distribution of the Class B shares of the Trust and another fee (the "Service Fee") in connection with personal services rendered to Class B shareholders of the Trust and/or maintenance of Class B shareholder accounts. The Distribution Services Fee shall be paid at an annual rate with respect to each portfolio of the Trust represented by a separate series of shares (a "Fund") not to exceed 1.00% of the average daily net assets attributable to the Fund's Class B shares, and the Service Fee shall be paid at an annual rate not to exceed 0.25 of 1.00% of the Fund's average daily net assets attributable to Class B shares; provided, however, that the Distribution Services Fee shall at no time exceed the limits imposed by the NASD Rules or other applicable regulations; and provided further, however, that the Distribution Services Fee and the Service Fee shall not, in the aggregate, exceed an annual rate of 1.00% of the Fund's average daily net assets attributable to Class B shares. Subject to such limits and subject to the provisions of Section 9 hereof, the Distribution Services Fee and Service Fee shall be as approved from time to time by (a) the Trustees of the Trust and (b) the Independent Trustees of the Trust and may be paid in respect of services rendered and expenses borne in the past in connection with the Fund's Class B shares as to which, due to such limitations, no Distribution Services Fee or Service Fee was paid. If at any time this Plan shall not be in effect with respect to the Class B shares of all Funds of the Trust, the Distribution Services Fee and Service Fee shall be computed on the basis of the net assets of the Class B shares of those Funds for which the Plan is in effect. The Distribution Services Fee and Service Fee shall be accrued daily and paid monthly or at such other intervals as the Trustees shall determine.

      Section 2. The Distribution Services Fee may be spent by the Distributor on any activities or expenses primarily intended to result in the sale of Class B shares of the Trust, including, but not limited to, compensation of employees of the Distributor, expenses (including overhead and telephone expenses) of employees of the Distributor who engage in the distribution of Class B shares, printing of prospectuses and reports for other than existing Class B shareholders, advertising and preparation, printing and distribution of sales literature.

      The Service Fee may be used by the Distributor for personal service and/or the maintenance of shareholder accounts within the meaning of the NASD Rules.

      The Trust's investment adviser may make payments from time to time from its own resources for the purposes described in this Section 2.

      Section 3. This Plan shall not take effect with respect to the Class B shares of any Fund of the Trust until it has been approved by a vote of at least a majority of the outstanding voting securities representing the Class B shares of that Fund. This Plan shall be deemed to have been effectively approved with respect to the Class B shares of any Fund if a majority of the outstanding voting securities representing the Class B shares of that Fund votes for the approval of this Plan, notwithstanding that this Plan has not been approved by a majority of the outstanding voting securities representing the Class B shares of any other Fund or that this Plan has not been approved by a majority of the outstanding voting securities representing the Class B shares of the Trust.

      Section 4. This Plan shall not take effect until it has been approved, together with any related agreements, by votes of the majority (or whatever greater percentage may, from time to time, be required by Section 12(b) of the Investment Company Act of 1940 (the "Act") or the rules and regulations thereunder) of both (a) the Trustees of the Trust, and (b) the Independent Trustees of the Trust cast in person at a meeting called for the purpose of voting on this Plan or such agreement.

      Section 5. This Plan shall continue in effect for a period of more than one year after it takes effect only so long as such continuance is specifically approved at least annually in the manner provided for approval of this Plan in
Section 4.

      Section 6. Any person authorized to direct the disposition of monies paid or payable by the Class B shares of the Trust pursuant to this Plan or any related agreement shall provide to the Trustees of the Trust, and the Trustees shall review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

      Section 7. This Plan may be terminated at any time with respect to the Class B shares of any Fund by vote of a majority of the Independent Trustees, or by vote of a majority of the outstanding voting securities representing the Class B shares of that Fund.

      Section 8. All agreements with any person relating to implementation of this Plan with respect to the Class B shares of any Fund shall be in writing, and any agreement related to this Plan with respect to the Class B shares of any Fund shall provide:

      A. That such agreement may be terminated at any time, without payment of any penalty, by vote of a majority of the Independent Trustees or by vote of a majority of the outstanding voting securities representing the Class B shares of such Fund, on not more than 60 days' written notice to any other party to the agreement; and

      B. That such agreement shall terminate automatically in the event of its assignment.

      Section 9. This Plan may not be amended to increase materially the amount of the aggregate fee permitted pursuant to Section 1 hereof without approval in the manner provided in Section 3 hereof, and all material amendments to this Plan shall be approved in the manner provided for approval of this Plan in
Section 4.

      Section 10. As used in this Plan, (a) the term "Independent Trustees" shall mean those Trustees of the Trust who are not interested person of the Trust, and have no direct or indirect financial interest in the operation of this Plan or any agreements related to it, and (b) the terms "assignment", "interested person" and "majority of the outstanding voting securities" shall have the respective meanings specified in the Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the Securities and Exchange Commission.

                                                                       Exhibit C

                                   "CLASS C"
                        DISTRIBUTION AND SERVICING PLAN

      This Distribution and Servicing Plan (the "Plan") dated as of August 2, 1993 constitutes the Distribution and Servicing Plan of THE ALLIANCE PORTFOLIOS, a Massachusetts business trust (the "Trust"), with respect to its Class C shares.

      Section 1. The Trust will pay to the entity serving as principal underwriter of the Trust's shares (the "Distributor") a fee (the "Distribution Services Fee") for services rendered and expenses borne by the Distributor in connection with the distribution of the Class C shares of the Trust and another fee (the "Service Fee") in connection with personal services rendered to Class C shareholders of the Trust and/or maintenance of Class C shareholder accounts. The Distribution Services Fee shall be paid at an annual rate with respect to each portfolio of the Trust represented by a separate series of shares (a "Fund") not to exceed 1.00% of the average daily net assets attributable to the Fund's Class C shares, and the Service Fee shall be paid at an annual rate not to exceed 0.25 of 1.00% of the Fund's average daily net assets attributable to Class C shares; provided, however, that the Distribution Services Fee shall at no time exceed the limits imposed by the Rules of Fair Practice of the National Association of Securities Dealers, Inc. ("NASD Rules") or other applicable regulations; and provided further, however, that the Distribution Services Fee and the Service Fee shall not, in the aggregate, exceed an annual rate of 1.00% of the Fund's average daily net assets attributable to Class C shares. Subject to such limits and subject to the provisions of Section 9 hereof, the Distribution Services Fee and Service Fee shall be as approved from time to time by (a) the Trustees of the Trust and (b) the Independent Trustees of the Trust and may be paid in respect of services rendered and expenses borne in the past in connection with the Fund's Class C shares as to which, due to such limitations, no Distribution Services Fee or Service Fee was paid. If at any time this Plan shall not be in effect with respect to the Class C shares of all Funds of the Trust, the Distribution Services Fee and Service Fee shall be computed on the basis of the net assets of the Class C shares of those Funds for which the Plan is in effect. The Distribution Services Fee and Service Fee shall be accrued daily and paid monthly or at such other intervals as the Trustees shall determine.

      Section 2. The Distribution Services Fee may be spent by the Distributor on any activities or expenses primarily intended to result in the sale of Class C shares of the Trust, including, but not limited to, compensation of employees of the Distributor, expenses (including overhead and telephone expenses) of employees of the Distributor who engage in the distribution of Class C shares, printing of prospectuses and reports for other than existing Class C shareholders, advertising and preparation, printing and distribution of sales literature.

      The Service Fee may be used by the Distributor for personal service and/or the maintenance of shareholder accounts within the meaning of the NASD Rules.

      The Trust's investment adviser may make payments from time to time from its own resources for the purposes described in this Section 2.

      Section 3. This Plan shall not take effect with respect to the Class C shares of any Fund of the Trust until it has been approved by a vote of at least a majority of the outstanding voting securities representing the Class C shares of that Fund. This Plan shall be deemed to have been effectively approved with respect to the Class C shares of any Fund if a majority of the outstanding voting securities representing the Class C shares of that Fund votes for the approval of this Plan, notwithstanding that this Plan has not been approved by a majority of the outstanding voting securities representing the Class C shares of any other Fund or that this Plan has not been approved by a majority of the outstanding voting securities representing the Class C shares of the Trust.

      Section 4. This Plan shall not take effect until it has been approved, together with any related agreements, by votes of the majority (or whatever greater percentage may, from time to time, be required by Section 12(b) of the Investment Company Act of 1940 (the "Act") or the rules and regulations thereunder) of both (a) the Trustees of the Trust, and (b) the Independent Trustees of the Trust cast in person at a meeting called for the purpose of voting on this Plan or such agreement.

      Section 5. This Plan shall continue in effect for a period of more than one year after it takes effect only so long as such continuance is specifically approved at least annually in the manner provided for approval of this Plan in
Section 4.

      Section 6. Any person authorized to direct the disposition of monies paid or payable by the Class C shares of the Trust pursuant to this Plan or any related agreement shall provide to the Trustees of the Trust, and the Trustees shall review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

      Section 7. This Plan may be terminated at any time with respect to the Class C shares of any Fund by vote of a majority of the Independent Trustees, or by vote of a majority of the outstanding voting securities representing the Class C shares of that Fund.

      Section 8. All agreements with any person relating to implementation of this Plan with respect to the Class C shares of any Fund shall be in writing, and any agreement related to this Plan with respect to the Class C shares of any Fund shall provide:

      A. That such agreement may be terminated at any time, without payment of any penalty, by vote of a majority of the Independent Trustees or by vote of a majority of the outstanding voting securities representing the Class C shares of such Fund, on not more than 60 days' written notice to any other party to the agreement; and

      B. That such agreement shall terminate automatically in the event of its assignment.

      Section 9. This Plan may not be amended to increase materially the amount of the aggregate fee permitted pursuant to Section 1 hereof without approval in the manner provided in Section 3 hereof, and all material amendments to this Plan shall be approved in the manner provided for approval of this Plan in
Section 4.

      Section 10. As used in this Plan, (a) the term "Independent Trustees" shall mean those Trustees of the Trust who are not interested persons of the Trust, and have no direct or indirect financial interest in the operation of this Plan or any agreements related to it, and (b) the terms "assignment", "interested person" and "majority of the outstanding voting securities" shall have the respective meanings specified in the Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the Securities and Exchange Commission.